Exhibit 21.1

Griffin-American Healthcare REIT IV, Inc.
List of Subsidiaries
As of May 30, 2017

Griffin-American Healthcare REIT IV Holdings, LP (Delaware)
GAHC4 Athens GA MOB Portfolio, LLC (Delaware)
GAHC4 Athens GA MOB I, LLC (Delaware)
GAHC4 Athens GA MOB II, LLC (Delaware)
GAHC4 Auburn CA MOB, LLC (Delaware)
GAHC4 Battle Creek MI MOB, LLC (Delaware)
GAHC4 Charlottesville VA MOB, LLC (Delaware)
GAHC4 Columbia IL MC, LLC (Delaware)
GAHC4 Columbia IL SH, LLC (Delaware)
GAHC4 Cullman AL MOB I, LLC (Delaware)
GAHC4 Cullman AL MOB II, LLC (Delaware)
GAHC4 Cullman AL MOB III, LLC (Delaware)
GAHC4 Evendale OH MOB, LLC (Delaware)
GAHC4 Iron MOB Portfolio, LLC (Delaware)
GAHC4 Lafayette LA ALF Portfolio, LLC (Delaware)
GAHC4 Lafayette LA ALF, LLC (Delaware)
GAHC4 Lafayette LA MC, LLC (Delaware)
GAHC4 Lawrenceville GA MOB, LLC (Delaware)
GAHC4 Mint Hill NC MOB, LLC (Delaware)
GAHC4 Millstadt IL SH, LLC (Delaware)
GAHC4 Pottsville PA MOB, LLC (Delaware)
GAHC4 Red Bud IL SH, LLC (Delaware)
GAHC4 Reno NV MOB, LLC (Delaware)
GAHC4 Reno NV MOB Sole Member, LLC (Delaware)
GAHC4 Rochester Hills MI MOB, LLC (Delaware)
GAHC4 Roseburg OR MOB, LLC (Delaware)
GAHC4 Roseburg OR MOB Sole Member, LLC (Delaware)
GAHC4 SW Illinois Senior Housing Portfolio, LLC (Delaware)
GAHC4 Sylacauga AL MOB, LLC (Delaware)
GAHC4 Waterloo IL SH, LLC (Delaware)